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                                                                    EXHIBIT 23.2

                              CONSENT OF COUNSEL


To the Board of Directors
of Tamboril Cigar Company

We hereby consent to the use in the Prospectus to be included in the Registration Statement on Form SB-2 being filed by Tamboril Cigar Company of our opinion dated September 23, 1997 in connection with the Convertible Debenture and Convertible Preferred Stock Purchase Agreement of even date therewith. We also hereby consent to the reference to our firm under the caption "Interests of Counsel" in such Prospectus.


KAPLAN GOTTBETTER & LEVENSON, LLP


January 9, 1998